Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 2, 2009, appearing in the Annual Report on Form 10-K of Magellan Petroleum Corporation for the year ended June 30, 2009.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Hartford, Connecticut

October 26, 2009